Exhibit 99.1

FOR IMMEDIATE RELEASE:
October 24, 2008 - 9:00 a.m. EDT
Media Contact: Josh Austin, Overstock.com, Inc. +1 (801) 947-4364 joaustin@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Reports Third Quarter 2008 Financial Results; Announces Intent to Restate Previous Financial Statements

SALT LAKE CITY — Overstock.com, Inc. (Nasdaq: OSTK) today reported financial results for the quarterly period ending September 30, 2008.  As described below, the prior period amounts used in the comparisons below and elsewhere in this press release have been revised from those previously reported and remain subject to further adjustment.

Key Q3 2008 metrics (comparison to Q3 2007 as revised as described below):

•         Total revenue:  $186.9m vs. $160.1m (a 17% gain);

•         Gross margin: 17.2% vs. 17.1%;

•         Gross profit:  $32.1m vs. $27.4m (a 17% gain);

•         Sales and marketing expense: $11.9m vs. $8.8m (a 35% increase);

•         Contribution (gross profit less marketing expense):  $20.2m vs. $18.5m (a 9% gain);

•         G&A/Technology expense: $24.4m vs. $24.3m (a 1% increase);

•         Net loss: $1.6m [$(0.07)/share] vs. $5.6m [$(0.24)/share] (a $0.17/share improvement);

•         EBITDA:  $2.2m vs. $3.2m (a $1.0m decrease);

•         EBITDA (TTM):  $4.7m vs. ($41.9)m (a $46.6m improvement);

•         Operating cash flows (TTM): $14.9m vs. $6.2m (an $8.7m improvement); and

•         Completed $20m repurchase program: Retired $9.5m face value of our convertible debt for $6.6m.

“Other than that, Mrs. Lincoln, how did you like the play?”

Dear Owner:

We have an accounting restatement that mostly reflects fall-out from our Oracle ERP implementation of a few years ago.  Dave’s letter below explains the problem and the solution. Our 1st Commandment is “Maintain a bullet proof balance sheet,” But while the spirit is strong, the flesh made a mistake. The short version is: when we upgraded our system, we didn’t hook up some of the accounting wiring; however, we thought we had manual fixes in place.  We’ve since found that these manual fixes missed a few of the unhooked wires. It also turned out there were errors cutting both ways which partially obscured the problem because we relied on reasonability testing to verify certain balances rather than a ground-up reconciliation. Now that we have found these errors, we have called a penalty on ourselves. The total effect of the errors over the five and a half year period (during which we generated nearly $3.5 billion in revenues) is a reduction in revenue of $12.9 million and a $10.3 million increase to cumulative net loss. This restatement does not affect previously reported cash flows nor change our thoughts on the business going forward.

“Other than that,” we are holding our own. Revenue growth was 17% this quarter, down from 26% in the first half, but still above industry average. Expenses remain tightly managed. The net loss for the quarter was just under $1.6 million, a good improvement over last year, though this was partially due to a $2.8 million gain from repurchasing our debt at a discount. We continue to be EBITDA-positive and are generating positive TTM operating cash flows. The path to profitability seems clearer than ever. The key to getting there will be maintaining current levels of technology and G&A costs while growing contribution dollars (which should be easier this quarter).

This holiday shopping season and the quarters ahead will be challenging for the retail industry.  I believe that in general we are counter-cyclical because in tough times consumers become deal-hunters: it remains to be seen if that dynamic can offset the macro dynamics settling over the whole economy. Yet the last two years were spent leaning out Overstock, and that has positioned us well for this scenario. Our supply chain is flexible, which lets us take advantage of shocks and dislocations in the supply chains of others. Over the last month or two, we have seen a significant spike in the number of distributors and brands who are signing up to work with us, and we have been buying inventory more opportunistically than we have in years. Our product offering and customer satisfaction are at all-time highs.

I look forward to speaking with you about your business and current business conditions during the upcoming conference call. Until then, I remain,

Your humble servant,

Patrick M. Byrne

P.S. Please email questions to Kevin Moon at kmoon@overstock.com prior to the conference call

Dear Owner:

As the Company’s principal financial and accounting officer, I bear the responsibility for the accuracy of our financial reporting. I am extremely disappointed that we have a restatement and I owe you an explanation of what happened.

I am confident that we have identified and fixed the problem.  To give you that same confidence, I’ll give some background about what we discovered, and explain why, going forward, it is no longer an issue.

As you know, during 2005 we implemented a major system upgrade which also upgraded our accounting system. As part of this accounting system upgrade we changed from recording refunds to customers in batches to recording them transaction-by-transaction.  When we issue a customer refund, the refund reduces the amount of cash we receive from our credit card processors and, as a result, our financial system should reduce our accounts receivable balance. After the implementation, in the instance of some customer refunds, this reduction wasn’t happening, and we didn’t catch it.

We use internal “reason codes” to track the reasons we give customer refunds. Under the new system not all reason codes were automatically recorded; some customer refunds required manual entry in the financial system.  We set up automatic and manual processes so that these would be recorded.  Unfortunately, we missed some of the manual customer refunds, and as a result, we did not record all that were occurring.  Over time, this error built up and, on a cumulative basis, eventually became material.  Separately, but on a much smaller scale, we found that our system did not reverse out shipping revenue for cancelled orders as it should have, and these $2.95 charges also added up over time.

These errors were partially masked by an offsetting error which made our overall cost of returns appear reasonable: over the past two years we under-billed our fulfillment partners for some returns-related costs and fees.  In other words, we weren’t recording some customer refunds and we weren’t recouping some costs from partners on some returns.  The combined result was that our returns costs looked reasonable.  We have corrected the under billing problem and are initiating a process to collect a portion of the amounts owed, which we will record as we receive them.

As a result of our discovery of these errors, we have reexamined our procedures for testing and verification of the balance sheet.  We have put into place processes to record all refunds in our financial system, and as a further check, we are reconciling refunds and the related balance sheet accounts to the credit card and bank statements rather than relying on a reasonableness test.  To ensure that we record refunds in the proper period, we also adjusted our reserve for returns in each period based on our actual return experience.

As our amended filings are not yet complete, we do not have the restated consolidated financial statements to provide today.  However, our current estimates of the restatement of revenue, gross profit, gross margins, operating loss from continuing operations and net loss per share from continuing operations are shown below. These are based on management’s calculations, and are in the process of being reviewed by our registered public accounting firm.

Summary of restatement

(by year, in millions)

						Q1	Q2
	2003	2004	2005	2006	2007	2008	2008	Total
revenue - as reported	$238.9	$494.6	$799.3	$788.2	$760.2	$200.7	$188.8	$3,470.8
revenue - as restated	$234.6	$490.6	$795.0	$780.1	$765.9	$202.8	$188.8	$3,457.9
difference	$(4.3)	$(4.0)	$(4.3)	$(8.0)	$5.7	$2.1	$(0.0)	$(12.9)

gross profit - as reported	$25.7	$66.2	$116.9	$94.8	$127.6	$34.8	$34.1	$500.1
gross profit - as restated	$25.3	$66.4	$116.5	$89.8	$124.6	$34.0	$33.2	$489.7
difference	$(0.4)	$0.2	$(0.4)	$(5.0)	$(3.0)	$(0.8)	$(0.9)	$(10.3)

gross margins - as reported	10.8%	13.4%	14.6%	12.0%	16.8%	17.3%	18.1%	14.4%
gross margins - as restated	10.8%	13.5%	14.7%	11.5%	16.3%	16.7%	17.6%	14.2%
difference	0.0%	0.2%	0.0%	-0.5%	-0.5%	-0.6%	-0.5%	-0.2%

operating loss - as reported	$(12.0)	$(4.9)	$(21.2)	$(93.8)	$(41.6)	$(4.3)	$(6.3)	$(184.2)
operating loss - as restated	$(12.5)	$(4.7)	$(21.6)	$(98.8)	$(44.6)	$(5.1)	$(7.2)	$(194.5)
difference	$(0.4)	$0.2	$(0.4)	$(5.0)	$(3.0)	$(0.8)	$(0.9)	$(10.3)

loss from continuing operations - as reported	$(11.5)	$(4.5)	$(22.3)	$(94.9)	$(41.1)	$(3.9)	$(6.5)
loss from continuing operations - as restated	$(12.0)	$(4.4)	$(22.6)	$(100.0)	$(44.1)	$(4.7)	$(7.4)
difference	$(0.5)	$0.1	$(0.3)	$(5.1)	$(3.0)	$(0.8)	$(0.9)

Net loss per share from continuing operations - as reported	$(0.73)	$(0.26)	$(1.15)	$(4.67)	$(1.73)	$(0.17)	$(0.28)
Net loss per share from continuing operations - as restated	$(0.76)	$(0.26)	$(1.17)	$(4.92)	$(1.86)	$(0.21)	$(0.33)
difference	$(0.03)	$0.00	$(0.02)	$(0.25)	$(0.13)	$(0.04)	$(0.05)

The net total of all these errors over the five and a half years is a reduction in revenue of $12.9 million, with a resulting reduction in gross profits and increase to our cumulative net loss of $10.3 million. You will notice that the adjustment to revenue in 2007 is positive $5.7 million.  As you will recall, in the fourth quarter of 2007 we originally recorded the cumulative effect of correcting the error relating to the deferral of revenue recognition until estimated delivery date rather than ship date. As part of the required restatement process, we have reversed the cumulative adjustment previously recorded in the consolidated financial statements during the fourth quarter of 2007, and recorded the corrections in their appropriate periods.

Finally, we have performed a more detailed review of all aspects of our consolidated balance sheet. I am confident that it is accurate, and we have the controls in place to ensure it continues to be so.

Sincerely,
David K. Chidester
Senior Vice President, Finance

On October 20, 2008, the Board of Directors of the Company concluded, based on the recommendation of management, that the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the consolidated interim financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2008 and March 31, 2008, each as filed with the Securities and Exchange Commission, should be restated to correct errors related to the accounting of customer refunds and credits. Accordingly such reports, as well as the Company’s consolidated financial statements contained in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2006, 2005, 2004 and 2003, should no longer be relied upon.

Management and the Board have discussed this matter with PricewaterhouseCoopers, LLP, the Company’s independent registered public accounting firm. The Company intends to file an amended Annual Report on Form 10K/A for the fiscal year ended December 31, 2007 and amended Quarterly Reports on Form 10Q/A for the periods ended June 30, 2008 and March 31, 2008 by November 10, 2008.

In addition to the impact of these errors on the consolidated financial statements, management acknowledges the impact these errors have on the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures for the periods being restated. The Company is currently assessing the impact of this restatement on its internal controls over financial reporting and related disclosure for the periods that are being restated. As a result of this assessment, the Company may determine that a material weakness existed in some or all of the periods effected by the restatement. A material weakness is a control deficiency, or a combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected.

Key financial and operating metrics (the figures reported in this section reflect the estimated effect of the adjustments discussed previously in this release):

Total revenue — Total revenue for the three months ended September 30, 2007 and 2008 was $160.1 million and $186.9 million, respectively, a 17% increase. For the nine months ended September 30, 2007 and 2008, total revenue was $471.4 million and $578.5 million, respectively, a 23% increase.

Gross profit and gross margin — Gross profit for the three months ended September 30, 2007 and 2008 was $27.4 million and $32.1 million, respectively, a 17% increase, representing margins of 17.1% and 17.2% for those respective periods. For the nine-month periods, gross profits were $78.2 million in 2007 and $99.3 million in 2008, a 27% increase.  Gross margins were 16.6% and 17.2% for those respective nine-month periods.

Contribution and contribution margin — “Contribution” (gross profit less sales and marketing expenses) for the three months ended September 30, 2007 and 2008 was $18.5 million (11.6% contribution margin) and $20.2 million (10.8% contribution margin), respectively, a 9% increase. For the nine months ended September 30, 2007 and 2008, contribution was $50.1 million (10.6% contribution margin) and $58.1 million (10.0% contribution margin), respectively, a 16% increase.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2007	2008	2007	2008
Total revenue	$160,059	$186,855	$471,386	$578,505
Cost of goods sold	132,693	154,736	393,218	479,206

Gross profit	27,366	32,119	78,168	99,299
Less: Sales and marketing expense	8,835	11,934	28,081	41,197

Contribution	$18,531	$20,185	$50,087	$58,102
Contribution margin	11.6%	10.8%	10.6%	10.0%

Operating loss — Operating losses for the three months ended September 30, 2007 and 2008 were $5.8 million and $4.3 million, respectively. For the nine months ended September 30, 2007 and 2008, operating losses were $37.8 million (including $12.3 million of restructuring) and $16.6 million, respectively.

EBITDA — EBITDA (a non-GAAP measure) for the three months ended September 30, 2007 and 2008 was $3.2 million and $2.2 million, respectively. For the trailing twelve months ended September 30, 2007 and 2008, EBITDA was $(41.9) million (including $12.3 million of restructuring) and $4.7 million, respectively.

Regulation G, Conditions for Use of Non-GAAP Financial Measures, and other SEC regulations regulate the disclosure of certain non-GAAP financial information. Our measure of “EBITDA” is a non-GAAP financial measure. EBITDA, which we reconcile to “Operating loss” in our income statement, is earnings before interest, taxes, depreciation, amortization and stock-based compensation.  EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. EBITDA reflects an additional way of viewing our results that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our results. Our discussion above and below (i) explains why management believes that presentation of EBITDA provides useful information to investors regarding our financial condition and results of operations, (ii) to the extent material, discloses the additional purposes, if any, for which management uses this non-GAAP measure, and (iii) provides a reconciliation of this measure to our operating losses.  We believe that, because our current capital expenditures are lower than our depreciation levels, discussing EBITDA at this stage of our business is useful to us and investors because it approximates cash used or cash generated by the operations of the business.

	Three months ended September 30,		Trailing Twelve months ended September 30,
(in thousands)	2007	2008	2007	2008
Operating loss	$(5,769)	$(4,255)	$(82,311)	$(23,391)
Add: Depreciation and amortization	7,080	5,580	34,350	24,634
Stock-based compensation	1,176	990	4,418	4,378
Stock-based compensation to consultants for services	140	(134)	272	90
Stock-based compensation relating to performance share plan	350	—	350	(600)
Issuance of common stock from treasury for 401(k) matching contribution	213	—	1,036	(415)
EBITDA	$3,190	$2,181	$(41,885)	$4,696

Net loss — Net loss for the three months ended September 30, 2007, was $5.6 million, or $0.24 loss per share, compared to $1.6 million, or $0.07 loss per share in 2008.  For the nine months ended September 30, 2007 and 2008, net loss totaled $41.6 million and $13.7 million, respectively, or $1.76 and $0.60 loss per share for those respective periods.  Net loss in 2007 included restructuring expense of $12.3 million and a loss from discontinued operations of $3.9 million.

Free Cash Flow (a non-GAAP measure) — Free cash flow for the three months ended September 30, 2007 and 2008 totaled $(2.8) million and $(9.1) million, respectively.  For the trailing twelve months ended September 30, 2007 and 2008, free cash flow totaled $195,000 and $(805,000).

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Free cash flow, which we reconcile to “Cash provided by operating activities,” is cash flow from operations reduced by “Expenditures for property and equipment.” Although we believe that cash flow from operating activities is an important measure, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations.  Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We believe that analyzing free cash flows on a trailing twelve month basis eliminates seasonal fluctuations in cash flows and more accurately reflects trends in this non-GAAP measure.

	Three months ended		Trailing Twelve months ended
	September 30,		September 30,
(in thousands)	2007	2008	2007	2008
Net cash provided by (used in) operating activities	$(2,456)	$(275)	$6,193	$14,864
Expenditures for property and equipment	(316)	(8,809)	(5,998)	(15,669

Free cash flow	$(2,772)	$(9,084)	$195	$(805)

Cash and working capital — At September 30, 2008, Overstock.com had cash, cash equivalents and marketable securities of $70.5 million and working capital of $33.5 million.

About Overstock.com

Overstock.com, Inc. is an online retailer offering brand-name merchandise at discount prices.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com.

# # #

Overstock.com® is a registered trademark of Overstock.com, Inc.  All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding forecasts of the upcoming holiday season and retail sales anticipated for the quarters ahead, suggestions that bargain hunters during the economic downturn may increase our retail sales, that we are able to take advantage of shocks and dislocations in the supply chain, that product offerings and customer satisfaction will continue, that we have identified and fixed all accounting problems associated with failure to accurately record customer returns and billing charges to fulfillment partners, and the adjustments to be made to our financial statements as described in this press release. Our Form 10-K for the year ended December 31, 2007, our subsequent quarterly reports on Form 10-Q, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2008	2007	2008

Revenue
Direct revenue	$39,270	$34,176	$129,918	$125,771
Fulfillment partner revenue	120,789	152,679	341,468	452,734

Total revenue	160,059	186,855	471,386	578,505

Cost of goods sold
Direct	33,268	30,633	111,193	110,307
Fulfillment partner	99,425	124,103	282,025	368,899

Total cost of goods sold	132,693	154,736	393,218	479,206

Gross profit	27,366	32,119	78,168	99,299

Operating expenses:
Sales and marketing	8,835	11,934	28,081	41,197
Technology	14,576	14,119	44,786	43,946
General and administrative	9,724	10,321	30,842	30,751
Restructuring	—	—	12,283	—

Total operating expenses	33,135	36,374	115,992	115,894

Operating loss	(5,769)	(4,255)	(37,824)	(16,595)

Interest income	1,291	664	3,359	2,708
Interest expense	(1,029)	(847)	(3,085)	(2,636)
Other income, net	(92)	2,849	(92)	2,851

Loss from continuing operations	(5,599)	(1,589)	(37,642)	(13,672)
Discontinued operations:
Loss from discontinued operations	—	—	(3,924)	—

Net loss	$(5,599)	$(1,589)	$(41,566)	$(13,672)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(0.24)	$(0.07)	$(1.59)	$(0.60)
Loss from discontinued operations	$—	$—	$(0.17)	$—
Net loss per common share - basic and diluted	$(0.24)	$(0.07)	$(1.76)	$(0.60)
Weighted average common shares outstanding - basic and diluted	23,726	22,768	23,671	22,954

Other data:
Shopping bookings (in 000s)	$173,593	$202,019	$501,598	$620,941
Auction gross merchandise volume (in 000s)	$2,628	$2,530	$11,076	$7,105
Average customer acquisition cost (shopping)	$18.17	$21.82	$20.76	$24.83

Overstock.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31,	September 30,
	2007	2008
Assets
Current assets:
Cash and cash equivalents	$101,394	$43,525
Marketable securities	46,000	26,938

Cash, cash equivalents and marketable securities	147,394	70,463
Accounts receivable, net	11,208	10,081
Note receivable	1,506	—
Inventories, net	25,643	17,481
Prepaid inventory	3,572	4,552
Prepaid expenses	7,572	10,935

Total current assets	196,895	113,512
Property and equipment, net	27,197	24,552
Goodwill	2,784	2,784
Other long-term assets, net	86	25
Note receivable	4,181	4,589

Total assets	$231,143	$145,462

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$70,358	$34,659
Accrued liabilities	37,155	25,631
Defered revenue	22,965	19,730
Capital lease obligations, current	3,796	—

Total current liabilities	134,274	80,020
Other long-term liabilities	3,034	2,642
Convertible senior notes	75,623	66,481

Total liabilities	212,931	149,143
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	333,909	339,062
Accumulated deficit	(252,327)	(265,999)
Treasury stock	(63,278)	(76,670)
Accumulated other comprehensive loss	(94)	(76)

Total stockholders’ equity	18,212	(3,681)

Total liabilities and stockholders’ equity	$231,143	$145,462

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended September 30,
	2007	2008	2007	2008	2007	2008

Cash flows from operating activities of continuing operations:
Net loss	$(5,599)	$(1,589)	$(41,566)	$(13,672)	$(90,782)	$(20,142)
Adjustments to reconcile net loss to cash provided by (used in) operating activities of continuing operations:
Loss from discontinued operations	—	—	3,924	—	8,191	—
Depreciation and amortization	7,080	5,580	22,825	17,964	34,350	24,634
Loss on disposition of property and equipment	—	—	1	—	1	—
Stock-based compensation to employees and directors	1,176	990	3,386	3,242	4,418	4,378
Stock-based compensation to consultants for services	140	(134)	280	181	272	90
Stock-based compensation relating to performance share plan	350	—	350	300	350	(600)
Issuance of common stock from treasury for 401(k) matching contribution	213	—	928	19	1,036	(415)
Amortization of debt discount and deferred financing fees	86	85	258	257	258	343
Asset impairment and depreciation (other non-cash restructuring)	—	—	2,169	—	2,960	—
Restructuring charges	—	—	10,114	—	14,997	—
Notes receivable accretion	(136)	(136)	(136)	(408)	(136)	(544)
Gain from early extinguishment of debt	—	(2,849)	—	(2,849)	—	(2,849)
Changes in operating assets and liabilities, net of effect of discontinued operations:
Accounts receivable, net	(942)	(104)	7,755	1,127	1,537	(1,806)
Inventories, net	(6,792)	(3,445)	152	8,162	40,877	6,237
Prepaid inventory	(2,879)	(1,904)	(2,762)	(980)	(979)	451
Prepaid expenses	(1,522)	(454)	(2,784)	(3,363)	(1,064)	(678)
Other long-term assets, net	100	—	366	—	967	105
Accounts payable	4,222	3,442	(26,199)	(35,699)	(10,253)	2,349
Accrued liabilities	(444)	1,109	(19,608)	(11,524)	(3,085)	2,176
Deferred revenue	2,605	(533)	(5,096)	(3,235)	2,392	1,606
Other long-term liabilities	(114)	(333)	(114)	(392)	(114)	(471)

Net cash provided by (used in) operating activities of continuing operations	(2,456)	(275)	(45,757)	(40,870)	6,193	14,864

Cash flows from investing activities of continuing operations:
Purchases of marketable securities	(7,783)	(10,186)	(29,164)	(35,548)	(29,164)	(81,601)
Sales and maturities of marketable securities	8,924	13,298	12,324	54,637	12,324	71,571
Expenditures for property and equipment	(316)	(8,809)	(2,232)	(15,258)	(5,998)	(15,669)
Proceeds from the sale of discontinued operations, net of cash transferred	—	—	9,892	—	9,892	—
Collection of note receivable	502	250	5,196	1,506	5,196	1,506
Decrease in cash resulting from de-consolidation of variable entity	—	—	—	—	(102)	—

Net cash provided by (used in) investing activities of continuing operations	1,327	(5,447)	(3,984)	5,337	(7,852)	(24,193)

Cash flows from financing activities of continuing operations:
Payments on capital lease obligations	(5)	—	(5,256)	(3,796)	(5,335)	(3,801)
Drawdown on line of credit	—	1,326	1,169	7,722	9,347	8,976
Payments on line of credit	—	(1,326)	(1,169)	(7,722)	(9,347)	(8,976)
Issuance of common stock in offerings, net of issuance costs	—	—	—	—	39,406	—
Purchase of treasury stock	—	(1,452)	—	(13,452)	—	(13,452)
Payments to retire senior convertible notes	—	(6,550)	—	(6,550)	—	(6,550)
Exercise of stock options	261	547	2,182	1,471	2,449	2,519

Net cash provided by (used in) financing activities of continuing operations	256	(7,455)	(3,074)	(22,327)	36,520	(21,284)

Effect of exchange rate changes on cash	(26)	23	(5)	(9)	18	(7)
Cash provided by (used in) operating activities of discontinued operations	—	—	(204)	—	1,265	—
Cash used in investing activities of discontinued operations	—	—	(53)	—	(276)	—

Net increase (decrease) in cash and cash equivalents	(899)	(13,154)	(53,077)	(57,869)	35,868	(30,620)
Change in cash and cash equivalents from discontinued operations	—	—	257	—	(990)	—
Cash and cash equivalents, beginning of period	75,044	56,679	126,965	101,394	39,267	74,145

Cash and cash equivalents, end of period	$74,145	$43,525	$74,145	$43,525	$74,145	$43,525